Exhibit 10.16

AMENDMENT TO MEMBERSIDP TRANSFER RESTRICTION AGREEMENT

This Amendment is made effective as of January 1, 2021, by and between Nava Health MD, LLC, previously known as Nava Management, LLC (“Manager”); Nava Health Medical Group, LLC, previously known as Integrated Wellness MD, LLC (“Practice”); and Douglas Lord, M.D. (“Physician), and amends that certain Membership Transfer Restriction Agreement between the parties dated August 31, 2014, as previously amended (the “Agreement”), as follows:

1.	General. Any terms defined in the Agreement shall, if used herein (and not otherwise defined herein), have the meaning provided to them in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

2.	Payments and Guaranty. Section 4.1(a)(i) of the Agreement is hereby deleted.

3.	Full Force and Effect. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Manager		Practice

Nava Health MD, LLC, previously known as Nava Management, LLC		Nava Health Medical Group, LLC, previously known as Integrated Wellness MD, LLC

By:	/s/	By:	/s/
Name:	Bernaldo Dancel	Name:	Douglas Lord, M.D.
Title:	CEO	Title:	Sole Member